                                                                    EXHIBIT 23.3
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the incorporation by reference of our report dated March 27, 1996, except as to the fourth paragraph of Note 1, as to which the date is October 4, 1996, in the Registration Statement on Form S-8 pertaining to the options granted under the Visigenic Software, Inc. 1995 Stock Option Plan and the PostModern Computing Technologies Inc. 1995 Equity Incentive Plan, all of which have been assumed by Borland International, Inc., with respect to the consolidated financial statements of Open Environment Corporation, not separately presented, included in Borland International, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

Boston, Massachusetts
February 26, 1998